                                  EXHIBIT 5.1

                        [Opinion of Hunton & Williams]

                                August 27, 1999


Newbridge Networks Corporation
600 March Road
Kanata, Ontario K2K 2E6
Canada


                        Newbridge Networks Corporation
                      Registration Statement on Form S-8
                        Offering of Common Shares Under
                        Newbridge Networks Corporation
                      1999 Key Employee Stock Option Plan
                      -----------------------------------

Ladies and Gentlemen:

     We have acted as United States counsel for Newbridge Networks Corporation, a corporation incorporated under the Canada Business Corporations Act (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, covering an aggregate of 10,000,000 Common Shares, without par value, of the Company (the "Common Shares") issuable pursuant to the exercise of stock options granted under the Newbridge Networks Corporation 1999 Key Employee Stock Option Plan (the "1999 Plan"). We have reviewed the corporate action of the Company in connection with this matter and have examined such documents, corporate records and other instruments as we have deemed necessary for purposes of this opinion. In this examination, except with respect to documents executed by officers of the Company in our presence, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproductions or certified copies, and the authenticity of the originals of such latter documents.

     For purposes of this opinion we have also assumed, with your permission:

          (i) that the Board of Directors of the Company, or the Employee Compensation Committee thereof pursuant to delegated authority, has taken or will take all action necessary to authorize the grant of options to purchase Common Shares pursuant to the 1999 Plan; and

          (ii) that each option so authorized has been or will be duly granted to an eligible participant in accordance with the terms and provisions of the 1999 Plan.

     Based upon the foregoing and subject to the limitations and qualifications set forth herein, we are of the opinion that the 10,000,000 Common Shares offered pursuant to the Registration Statement have been duly allotted and reserved by the Board of Directors of the Company for issuance upon the exercise of options and, when the consideration therefor is paid to the Company in accordance with the terms of such options, that the Common Shares issued to the persons exercising such options will be duly authorized, validly issued, fully paid and nonassessable.

     We are members of the bar of the State of New York and, accordingly, we express no opinion as to the effect of the laws of any jurisdiction other than the Federal laws of the United States of America and the laws of the State of New York upon the matters referred to herein, in each case as such laws are in effect on the date hereof. With respect to matters expressed herein relating to the Company, to the extent such matters are governed by the laws of the Province of Ontario and the laws of Canada applicable therein, we have relied on the opinion of Osler, Hoskin & Harcourt of even date herewith filed as Exhibit 5.2 to the Registration Statement.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to statements referring to us in Item 5 of the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                              Very truly yours,

                                              Hunton & Williams